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                                                                    Exhibit 10.4


     TERMINATION OF CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT

     This termination ("Termination") is entered into with respect to that certain Catastrophe Equity Securities Issuance Option Agreement (the "Agreement") entered into as of July 1, 1997 between LaSalle Re Holdings Limited, a Bermuda company ("Company"), on the one hand, and European Reinsurance Company of Zurich, a corporation organized under the laws of Switzerland; Allianz Risk Transfer, a corporation organized under the laws of Switzerland; Continental Casualty Company, a stock insurance company organized under the laws of Illinois, U.S.; and CIC-Hilldale, Inc., a corporation organized under the laws of Illinois, U.S. (each an "Option Writer" and collectively, "Option Writers"), on the other hand. Terms used but not defined in this Termination shall have the respective meanings ascribed to them in the Agreement.

                                    RECITALS

     WHEREAS, Company and Option Writers have previously entered into, and now wish to terminate, the Agreement in accordance with the terms and conditions set forth below;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Company and Option Writers agree as follows:

                                   AGREEMENT

     1. Termination. In accordance with Section 7.1 of the Agreement, the Company and Option Writers hereby terminate the Agreement as of 12:00 a.m. midnight Bermuda time on July 1, 1999.

     2. Effect of Termination. By virtue of this Termination, each of Company and the Option Writers are released from any and all liabilities, duties and obligations under the Agreement as of the date and time specified in Section 1 above.

     3. Option Fee Refund. The Option Writers shall refund to the Company, no later than December 15, 1999, any Option Fee payments previously received with respect to time periods on or after July 1, 1999. Notwithstanding the foregoing, to the extent that the Company has, as of the date of this Termination, entered into any agreement similar to the Agreement with any Option Writer with respect to periods on or after July 1, 1999 the Company hereby consents to the application by such Option Writer of any Option Fee previously paid under the

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          Agreement for periods on or after July 1, 1999, to any option fees due and payable under such similar agreement.

     4. Counterparts. This Termination may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     5. Governing Law. This Termination shall be governed by and construed in accordance with the laws of Bermuda (without regard to any choice of law or conflict of law rules that would cause the application of any laws or rules of any jurisdiction other than Bermuda.

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IN WITNESS WHEREOF, the parties to this Termination have caused it to be duly executed as of the date first written above.


LaSalle Re Holdings Limited



By:     /s/ Mark C. Stockton             By:     /s/ Clare Moran
   ---------------------------------        ---------------------------------

Title:  Senior Vice President            Title:  Senior Vice President
        and Chief Underwriting Officer           Treasurer and Interim CFO
      --------------------------------         ------------------------------

European Reinsurance Company of Zurich



By:    /s/ Scott Bradley                 By:    /s/ D. Whiting
   ---------------------------------        ---------------------------------

Title: Member of Senior Management       Title: Member of Senior Management
      ------------------------------           ------------------------------

Allianz Risk Transfer



By:   /s/ M. Markoff                     By:    /s/ Thomas Bruendler
   ---------------------------------        ---------------------------------

Title: Executive Vice President          Title: Executive Vice President
      ------------------------------           ------------------------------

Continental Casualty Company



By:  /s/ William B. Heberton, Jr.        By:    /s/ M. J. Laughlin
   ---------------------------------        ---------------------------------

Title: Vice President                    Title: Assistant Vice President
      ------------------------------           ------------------------------

CIC-Hilldale, Inc.



By:   /s/ Michael A. Conway              By:
   ---------------------------------        ---------------------------------

Title: President                         Title:
      ------------------------------           ------------------------------

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